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                                                           EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Timberland Company on Form S-8 of our reports dated February 3, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 1998.




/s/ Deloitte & Touche

Boston, Massachusetts
August 10, 1999